EXHIBIT 10.44

FORM OF NON QUALIFIED STOCK OPTION AGREEMENT

UNDER THE PACIFICARE HEALTH SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

THIS AGREEMENT, dated             ,              (“Agreement”), is made by and between PACIFICARE HEALTH SYSTEMS, INC., a Delaware corporation (the “Company”), and              (the “Optionee”):

WHEREAS, the Company wishes to carry out the 2005 Equity Incentive Plan of PacifiCare Health Systems, Inc., (the “Plan”) the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Company continues to believe that it is to the advantage and best interest of the Company and its stockholders that the Optionee receive the Options provided for herein as an incentive for the Optionee to continue to serve as a member of the Company’s Board of Directors (the “Board”) and has instructed the authorized officers to issue such Options;

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. Whenever the following capitalized terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

1.1	Annual Options

“Annual Options” means the Options granted pursuant to this Agreement to the Optionee if the Options are specified as Annual Options in Section 2.3.

1.2	Chief Financial Officer

“Chief Financial Officer” means the Chief Financial Officer of the Company.

1.3	Common Stock

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

1.4	Date of Grant

“Date of Grant” means the date on which the Options are granted to Optionee pursuant to the terms of this Agreement.

1.5	Initial Options

“Initial Options” means the Options granted pursuant to this Agreement to the Optionee if the Options are specified as Initial Options in Section 2.3.

1.6	Option Price

“Option Price” means the exercise price per share of the shares of Common Stock underlying the Options granted pursuant to this Agreement.

1.7	Options

“Options” mean the non qualified stock options to purchase shares of Common Stock granted under this Agreement, which are either Annual Options or Initial Options, as specified in Section 2.3.

1.8	Pronouns

The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

1.9	Secretary

“Secretary” means the Secretary of the Company.

1.10	Subsidiary

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE 2

GRANT OF OPTIONS

2.1	Grant of Options

The Company irrevocably grants to the Optionee the Options under the Plan to purchase an aggregate of              shares of Common Stock upon the terms and conditions set forth in this Agreement. The Date of Grant for the Options is             ,             .

2.2	Option Price

The Option Price shall be $             per share without commission or other charge.

2.3	Type of Options

The Options are (check one):

☐ Initial Options

☐ Annual Options

2.4	Consideration to Company

The Options are being granted in consideration of the Optionee’s agreement to render services to the Company as a member of the Board.

2.5	Adjustments in Options

If any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Company occurs, proportionate adjustments shall be made to the Options by the Committee in accordance with the provisions of Section 15 of the Plan.

ARTICLE 3

PERIOD OF VESTING AND EXERCISABILITY

3.1	Commencement of Vesting and Exercisability

Subject to Section 3.3, the Options shall become vested and exercisable in accordance with the following provisions. Regardless of such date or dates of vesting and exercisability, the underlying shares of Common Stock acquired upon exercise of the Options may not be sold within the first six (6) months of the Date of Grant.

If the Options are Annual Options, the Options shall be fully vested and exercisable on the Date of Grant.

If the Options are Initial Options,  1/3rd of the Option shares shall vest and become exercisable on the Date of Grant,  1/3rd of the Option shares shall vest and become exercisable on the one-year anniversary of the Date of Grant, and the remaining  1/3rd of the Option shares shall vest and become exercisable on the two-year anniversary of the Date of Grant. Except as provided in Section 3.4 below, vesting of the Option shares will cease and the Option will expire with respect to any unvested shares immediately upon Optionee’s voluntary or involuntary termination of service as a member of the Board.

3.2	Duration of Exercisability

The Options shall remain exercisable until they become unexercisable under Section 3.3.

3.3	Expiration of Options

The Options may not be exercised to any extent by anyone after the expiration of 10 years from the Date of Grant.

3.4	Acceleration of Vesting and Exercisability

Notwithstanding the provisions of Section 3.1, upon any of the following events, any then unvested Option shares shall accelerate and become fully vested and exercisable:

(a)    Optionee’s death,

(b)    Optionee’s Disability (as defined below),

(c)    Optionee’s service as a member of the Board terminates due to Optionee’s failure to be reelected at an annual meeting of stockholders after being nominated by the Board for reelection, or

(d)    Optionee’s service as a member of the Board terminates in connection with a Change of Control of the Company.

For purposes of this Section 3.4, “Disability” means that the Optionee has a medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months and which renders the Optionee substantially unable to function as a member of the Board.

ARTICLE 4

EXERCISE OF OPTIONS

4.1	Person Eligible to Exercise

During the lifetime of the Optionee, only he, his guardian, legal representative or other person approved by the Committee in its sole discretion may exercise the Options or any portion thereof. After the death of the Optionee, any exercisable portion of the Options may, prior to the time when the Options become unexercisable under Article III, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

4.2	Partial Exercise

Any vested portion of the Options may be exercised in whole or in part at any time prior to the time when the Options or portion thereof become unexercisable under Article III; provided, however, that each partial exercise shall be for not less than 100 shares and shall be for whole shares only.

4.3	Manner of Exercise

Any vested portion of the Options may be exercised solely by delivery to the Secretary or Chief Financial Officer or their respective offices of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.3:

(a)    Notice in writing signed by the Optionee or the other person then entitled to exercise the Options or portion thereof, stating that such Options or portion are being exercised, such notice complying with all applicable rules established by the Committee;

(b)    Full payment of the Option Price in any of the following forms of consideration for the shares with respect to which such Options or portion thereof are exercised:

(i)    Cash or check;

(ii)    With the consent of the Committee, shares of any class of the Company’s stock owned by the Optionee free and clear of any liens, claims, encumbrances or security interests, duly endorsed for transfer to the Company with a Fair Market Value (as determinable under Section 19 of the Plan) on the date of delivery equal to the aggregate Option Price with respect to which such Options or portion being exercised. “Delivery” for these purposes, in the sole discretion of the Committee at the time the Option is exercised, shall include delivery of Optionee’s attestation of ownership of such shares in a form approved by the Committee;

(iii)    With the consent of the Committee and provided the use of the following procedure by an Optionee would not violate Rule 16(b) under the Exchange Act delivery to the Company of (x) irrevocable instructions to deliver the shares for which the Options are being exercised directly to a broker, and (y) instructions to the broker to sell such shares and promptly deliver to the Company the portion of the sale proceeds equal to the aggregate Option Price;

(iv)    With the consent of the Committee, any other form of cashless exercise permitted under Section 4.4 hereof;

(v)    By a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Options by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Option Price; provided, however, the Company shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate Option Price not satisfied by such holding back of whole shares; provided, however, shares of Common Stock will no longer be outstanding under the Options and will not be exercisable thereafter to the extent that (1)

shares are used to pay the Option Price pursuant to the “net exercise,” (2) shares are delivered to the Optionee as a result of such exercise, and (3) shares are withheld to satisfy tax withholding obligations; or

(vi)    Any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii), (iv) and (v);

(c)    Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Options; and

(d)    In the event the Options or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Options.

4.4	Cashless Exercise Procedures

The Company, in its sole discretion, may establish procedures whereby the Optionee, subject to the requirements of Rule 16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise the Option or a portion thereof without making a direct payment of the Option Price to the Company. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate consistent with those of any cashless exercise program established pursuant to the Plan and such procedures and policies shall be binding on the Optionee should he or she elect to utilize the cashless exercise program.

4.5	Conditions to Issuance of Shares

The shares of stock deliverable upon the exercise of the Options, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock that have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of stock purchased upon the exercise of the Options, or any portion thereof, prior to fulfillment of all of the following conditions:

(a)    The admission of such shares of Common Stock to listing on all stock exchanges which such class of stock is then listed;

(b)    The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d)    The payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Options; and

(e)    The lapse of such reasonable period of time following the exercise of the Options as the Committee may from time to time establish for reasons of administrative convenience.

4.6	Rights as Stockholder

The holder of the Options shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock receivable upon the exercise of any part of the Options unless and until such shares of Common Stock shall have been issued by the Company to such holder.

ARTICLE 5

MISCELLANEOUS

5.1	Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options.

5.2	Options Not Transferable

Neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will, by qualified domestic relations order or by the applicable laws of descent and distribution.

5.3	Shares to Be Reserved

The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

5.4	Withholding

The provisions of Section 17 of the Plan shall govern any withholding that the Company is required to make with respect to the exercise of the Options.

5.5	Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary or Chief Financial Officer and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.5. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6	Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7	Inconsistency between Agreement and Plan

In the event of any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

5.8	Choice of Law

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

PACIFICARE HEALTH SYSTEMS, INC.

By:

Optionee

Address